   BUFFETS HOLDINGS, INC. ANNOUNCES SAME STORE SALES AND UPCOMING CONFERENCE CALL ON THURSDAY MAY 18, 2006 TO DISCUSS OPERATING RESULTS FOR THIRD QUARTER OF FISCAL 2006

EAGAN, Minn.-(BUSINESS WIRE)-May 10, 2006-Buffets Holdings, Inc. (“Buffets Holdings”), the parent of Buffets, Inc. (“Buffets”), today reported an increase in same store sales of 6.0% for the third quarter of its 2006 fiscal year (the sixteen-week period ended April 5, 2006) as compared to the comparable period in the prior year. The company also announced that it will hold a conference call to discuss operating results for the quarter on Thursday, May 18, 2006, at 11:00 am (Eastern). You may dial into the call starting at 10:45 am (Eastern). The company will release over the news wires, third quarter fiscal 2006 financial results prior to the call. The conference phone number is (888) 228-7864 and the conference ID number is 8484869. The call will be hosted by Mike Andrews, Chief Executive Officer, and Keith Wall, Chief Financial Officer.

In consideration of your fellow participants, Buffets Holdings requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, May 26, 2006 at 6:00 pm (Eastern). Playback can be accessed by dialing (800) 642-1687 and requesting conference ID number 8484869.

About Buffet Holdings

Buffets currently operates 338 restaurants in 32 states comprised of 329 buffet restaurants and nine Tahoe Joe’s Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 18 buffet restaurants in seven states. For more information about the company, please visit www.buffet.com.

CONTACT:
Buffets Holdings, Inc.
A. Keith Wall
Chief Financial Officer
(651) 365-2784